UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 30, 2020

SPECTRUM GLOBAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53461	26-0592672
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

980 N. Federal Highway, Suite 304

Boca Raton, Florida 33432

(Address of Principal Executive Offices)

(407) 512-9102

(Registrant’s telephone number)

300 Crown Oak Centre

Longwood, Florida 32750

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 30, 2020, Spectrum Global Solutions, Inc. (the “Company”) and WaveTech Group, Inc. (“WTG”) entered into and closed on a Stock Purchase Agreement (the “Purchase Agreement”) whereby the Company agreed to sell to WTG all of the capital stock it owns of WaveTech GmbH (“WaveTech”) and TNS, Inc. (“TNS” and together with WaveTech, the “Acquisition Companies”).

In connection with the sale of the Acquisition Companies, the Company is to receive cash of $570,884.67, payable in two equal installments, the first of which has already been paid on the Company’s behalf to the Company’s senior secured lender, and the second installment of which is due within 30 days. Further, WTG has agreed to assume certain indebtedness related to TNS, as set forth in the Purchase Agreement. Certain of the Company’s intercompany balances have also been eliminated. In addition, the Company previously anticipated issuing up to $90 million worth of common stock to the previous shareholders of WaveTech as a result of the issuance and conversion of Series C Convertible Preferred Stock, but in connection with the Purchase Agreement, such obligation has been transferred to WTG.

As a result of the transactions contemplated by the Purchase Agreement, the Company’s obligations and potential dilution as a result of the Series C Convertible Preferred Stock have been eliminated, as have approximately $1.7 million of balance sheet liabilities.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the transactions contemplated by the Purchase Agreement, effective September 30, 2020, Dag Valand, Silas Poel and Brynjar Meling resigned as members of the Board of Directors of the Company. In addition, as of the same date, Silas Poel resigned as the Chief Operating Officer of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 30, 2020, the Company filed a Certificate of Designation, Preferences, Rights and Other Rights of Series C Preferred Stock with the Secretary of State of the State of Nevada. A copy of the Certificate of Designation is attached hereto as Exhibit 3.1.

Item 8.01 Other Events.

On September 30, 2020, the Company moved its headquarters to 980 N. Federal Highway, Suite 304, Boca Raton, FL 33432. The Company’s telephone number remains the same, (407) 512-9102.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designation, Preferences, Rights and Other Rights of Series C Preferred Stock
10.1	Stock Purchase Agreement, dated September 30, 2020, entered into by and between Spectrum Global Solutions, Inc. and WaveTech Group, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 5, 2020

SPECTRUM GLOBAL SOLUTIONS, INC.

By:	/s/ Keith W. Hayter
Name:	Keith W. Hayter
Title:	President

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